Exhibit 99.1

CEDAR REALTY TRUST COMMENTS ON RECENT PUBLIC ANNOUNCEMENTS

Port Washington, New York – March 2, 2021 – Cedar Realty Trust, Inc. (NYSE: CDR) (“the Company”) today issued the following statement regarding recent filings with the Securities and Exchange Commission and other announcements made by certain shareholders.

“Cedar Realty Trust’s Board of Directors and management team are committed to acting in the best interests of shareholders as we work to deliver best-in-class performance for our investors and other stakeholders. In the second half of 2019, our Board formed a special committee to commence a strategic review process and was actively exploring a sale of the Company at a price of approximately $25 per share (adjusted for the Company’s recent reverse stock split). This strategic review process, in which certain Camac Partners’ director nominees participated directly and of which others were aware, was disrupted due to the outbreak of the COVID-19 pandemic.

“We have also refreshed our Board each year since 2015 with the exception of 2019 during our strategic review process. The Board today consists of a diverse group of high-caliber professionals who possess substantial real estate and capital markets expertise. We remain committed to corporate governance best practices and intend to further strengthen our Board with the near-term addition of one or more highly qualified candidates.

“Lastly, our Board and management team are focused on navigating through this pandemic period and maximizing value for our shareholders. We are always open to constructive input and assess all good ideas to create value for shareholders as the market and the Company’s share price continue to recover from this unprecedented time.”

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 54 properties, with approximately 8.2 million square feet of gross leasable area.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Forward-Looking Statements

Certain statements made in this this press release that are not strictly historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Cedar Realty Trust, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. Factors that could cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: (i) the Company’s upcoming 2021

Annual Meeting of Stockholders (the “2021 Annual Meeting”), uncertainties regarding future actions that may be taken by shareholder activists in furtherance of their nominations of director candidates for election at the Company’s 2021 Annual Meeting; (ii) the Company’s ability to generate value for its shareholders, (iii) the impact of the Company’s strategies, including any proposed transactions, (iv) the Company’s ability to pursue strategic alternatives; and (v) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic. For further discussion of factors that could materially affect the outcome of forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the years ended December 31, 2019 and December 31, 2020, when available, and other documents that the Company files with the Securities and Exchange Commission from time to time.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

Important Stockholder Information

Cedar Realty Trust, Inc. plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement and accompanying GREEN proxy card in connection with the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The proxy statement will contain important information about the Company, the 2021 Annual Meeting and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. Information concerning the Company’s directors and executive officers will be included in the proxy statement when filed. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission’s web site at www.sec.gov. Copies will also be available free of charge on the Company’s website at https://cedarrealtytrust.com/.

Media Contacts

Gasthalter & Co.

Nathaniel Garnick/Kevin FitzGerald

(212) 257-4170

cedarrealty@gasthalter.com